Item 30. Exhibit (g) iii. a. 11.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT to the

SELECTED REINSURANCE AGREEMENTS

in the attached Exhibits 1 and 2

(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

C.M. LIFE INSURANCE COMPANY, and

MML BAY STATE LIFE INSURANCE COMPANY

(the “Ceding Company”)

and

MUNICH AMERICAN REASSURANCE COMPANY

(the “Reinsurer”)

This Amendment is effective January 1, 2022, the (“Amendment Effective Date”).

1.	The Agreements listed in Exhibit 1 are hereby amended as follows:

a.	For Universal Life and Variable Life policies [_____] as of December 31, 2021, the net amount at risk (“NAR”) shall continue to be calculated as defined in each Agreement [_____]. [_____], the NAR for such policies shall [_____] as shown in the table set forth in Exhibit 3.
b.	The Ceding Company shall [_____]. In the event the Ceding Company [_____] .

2.	The Agreements listed in Exhibits 1 and 2 are hereby amended as follows:

a.	If the Agreement contains a recapture waiting period, such recapture waiting period contained in the Agreement shall be [_____].
b.	The Reinsurer’s right to [_____] contained in each Agreement shall be modified such that the Reinsurer may [_____] only if the following conditions are met:

[_____]

Any [_____] initiated by the Reinsurer pursuant to this section 2b shall be consistent with [_____] in effect as of the Amendment Effective Date and shall not [_____]. For the avoidance of doubt, in the event the Reinsurer [_____] as set forth in this section 2b, the Ceding Company shall have the recapture rights as set forth in each Agreement.

Confidential (C3)	Page 1 of 3

If in a rolling three-year period, [_____] on the YRT business ceded by the Ceding Company to the Reinsurer under the Agreements listed in Exhibits 1 and 2, then the Reinsurer and the Ceding Company shall [_____]. Any [_____]. If the Parties reach an agreement on [_____], it shall occur within twelve months from the date of either Parties’ notice of request for such negotiation. If it is not implemented within twelve months, as described above, the [_____] described in section 3 shall revert to the [_____] previously set forth in each Agreement. If the Ceding Company sends an official notification to negotiate [_____] and the Reinsurer and Ceding Company agree to a [_____], then it shall become effective ninety days following the notice date or any other date acceptable to the Parties.

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

[page break]

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both Parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Chad Madore	Date:	12/8/2021
Chad Madore
Head of Reinsurance Development

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Chad Madore	Date:	12/8/2021
Chad Madore
Head of Reinsurance Development

C.M. LIFE INSURANCE COMPANY

By:	/s/ Chad Madore	Date:	12/8/2021
Chad Madore
Head of Reinsurance Development

Confidential (C3)	Page 2 of 3

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Patti Arellano	Date:	12/8/2021
Patti Arellano
2nd VP & Marketing Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Paige Freeman	Date:	12/8/2021
Paige Freeman
Senior Vice President and General Counsel

[page break]

Exhibit 1 –VUL Agreements

Munich’s Agreement Number	Munich’s Amendment Number	Effective Date of Agreement	Coverage	TAI Codes
		5/1/2004	SVUL Guard

[page break]

Exhibit 2 – YRT Agreements

Munich’s Agreement Number	Munich’s Amendment Number	Effective Date of Agreement	Description	TAI Code
		9/1/1998	VUL
		1/1/1999	VL+ Inforce
		2/8/1999	VLS Inforce
2600	22	5/1/2001	VUL II,	MA97, MUE4
		4/1/2005	/GVUL
		8/1/2008	VUL III,
		4/1/2010	/GVUL

[page break]

Exhibit 3 – NAR Calculation

[table deleted]

Confidential (C3)	Page 3 of 3